The issuer has filed a registration statement (including a base prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest in this offering, you should read the base prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov <http://www.sec.gov/>. Alternatively, RBS Greenwich Capital will arrange to send you the base prospectus at no charge if you request it by calling 1-866-884-2071 or emailing offeringmaterials@rbsgc.com.

This free writing prospectus is being delivered to you solely to provide you with information about the offering and to solicit an offer to purchase the offered securities. Any such offer to purchase made by you will not be accepted and will not constitute a contractual commitment by you to purchase any of the securities until we have accepted your offer to purchase such securities. Any such commitment shall be subject to the conditions specified below.

This free writing prospectus is not required to contain all of the information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase the offered securities, supercedes any prior version of this free writing prospectus and any information contained in any prior similar free writing prospectus relating to these securities. If a preliminary prospectus is conveyed to you prior to your commitment to purchase, that document supersedes all other information provided to you concerning the offered securities.

This free writing prospectus is not an offer to sell or a solicitation of an offer to buy these securities in any state where such offer, solicitation or sale is not permitted.

The securities referred to in this free writing prospectus are being offered when, as and if issued. The issuer is not obligated to issue any such securities or any similar securities, and all or a portion of the securities may not be issued that have the characteristics described herein. The underwriters' obligation to deliver such securities is subject to the terms and conditions of the underwriting agreement with the issuer and the availability of the securities having the characteristics described herein. If, for any reason, the issuer does not deliver such securities, the underwriter will notify you, and neither the issuer nor any underwriter will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

For asset-backed and mortgage-backed securities: Certain of the information contained herein may be based on numerous assumptions (including preliminary assumptions about the pool assets and structure), which may not be specifically identified as assumptions in the information. Any such information or assumptions are subject to change. The information in this free writing prospectus may reflect assumptions specifically requested by you. If so, prior to the time of your commitment to purchase, you should request updated information based on any assumptions specifically required by you.

Any legends, disclaimers or other notices that may appear below or on any electronic communication to which this free writing prospectus is attached which state that (1) these materials do not constitute an offer (or a solicitation of an offer), (2) no representation is made as to the accuracy or completeness of these materials and that these materials may not be updated or (3) these materials may be confidential are not applicable to this communication and should be disregarded. Such legends, disclaimers or other notices have been automatically generated as a result of this communication having been sent via Bloomberg or another system.

NATIONSTAR 2006-B
PURCHASE

		Minimum	Maximum
Scheduled Principal Balance	$100,756,446	$1,036	$1,401,358
Average Scheduled Principal Balance	$97,349
Number of Mortgage Loans	1,035

Arrearage	$1,216,763	$0	$65,909

Weighted Average Gross Coupon	9.52%	5.75%	15.99%
Weighted Average FICO Score	600	451	800
Weighted Average Combined Original LTV	87.42%	26.42%	100.00%

Weighted Average Original Term	351 months	120 months	360 months
Weighted Average Stated Remaining Term	338 months	26 months	360 months
Weighted Average Seasoning	13 months	0 months	97 months

Weighted Average Gross Margin	6.616%	3.200%	10.900%
Weighted Average Minimum Interest Rate	8.538%	6.200%	14.100%
Weighted Average Maximum Interest Rate	15.538%	13.200%	21.100%
Weighted Average Initial Rate Cap	2.925%	1.000%	3.000%
Weighted Average Subsequent Rate Cap	1.465%	1.000%	1.500%
Weighted Average Months to Roll	23 months	1 months	36 months

Maturity Date		Oct 1 2008	Aug 1 2036
Maximum Zip Code Concentration	1.78%	85243

ARM	60.70%	Purchase	100.00%
Fixed Rate	39.30%
		Condominium	5.55%
2/28 6 MO LIBOR	22.34%	Manufactured Housing	0.18%
2/28 6 MO LIBOR 40/30 Balloon	29.49%	PUD	35.80%
2/28 6 MO LIBOR IO	1.80%	Single Family	56.48%
3/27 6 MO LIBOR	3.97%	Townhouse	1.73%
3/27 6 MO LIBOR 40/30 Balloon	2.66%	Two-Four Family	0.27%
6 MO LIBOR	0.44%
Fixed Rate	32.98%	Investor	1.04%
Fixed Rate 30/15 Balloon	4.29%	Primary	97.41%
Fixed Rate 40/30 Balloon	2.04%	Second Home	1.55%

Interest Only	1.80%	Top 5 States:
Not Interest Only	98.20%	Texas	17.97%
		Florida	14.49%
Prepay Penalty: 0 months	37.56%	California	12.24%
Prepay Penalty: 12 months	5.03%	Arizona	8.24%
Prepay Penalty: 24 months	28.61%	Virginia	4.54%
Prepay Penalty: 36 months	22.36%
Prepay Penalty: 60 months	6.44%	Bankruptcy	2.32%
		Not Bankruptcy	97.68%
First Lien	83.31%
Second Lien	16.69%	Not Section 32	100.00%

Full Documentation	72.60%
Limited Documentation	3.04%
No Income Verification	24.36%

NATIONSTAR 2006-B

PURCHASE
Current Principal Balance	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
0.01 - 50,000.00	422	12,070,662.45	11.98%	11.985	311	93.38	611
50,000.01 - 100,000.00	290	20,810,786.10	20.65%	10.707	324	89.79	600
100,000.01 - 150,000.00	134	16,629,614.17	16.50%	9.987	328	87.63	590
150,000.01 - 200,000.00	59	10,265,024.05	10.19%	8.789	349	86.51	590
200,000.01 - 250,000.00	48	10,845,900.28	10.76%	8.413	353	84.48	602
250,000.01 - 300,000.00	34	9,265,681.91	9.20%	8.090	349	82.90	602
300,000.01 - 350,000.00	13	4,151,209.33	4.12%	8.631	354	85.20	598
350,000.01 - 400,000.00	14	5,197,593.12	5.16%	8.167	355	83.63	593
400,000.01 - 450,000.00	7	2,964,978.73	2.94%	7.961	359	88.90	596
450,000.01 - 500,000.00	1	475,847.95	0.47%	6.450	357	87.55	616
500,000.01 - 550,000.00	7	3,659,501.28	3.63%	7.207	359	84.25	644
550,000.01 - 600,000.00	3	1,743,626.52	1.73%	7.774	359	88.41	596
600,000.01 - 650,000.00	1	602,769.28	0.60%	8.950	358	90.00	576
650,000.01 - 700,000.00	1	671,893.41	0.67%	9.990	358	80.00	636
1,000,000.01+	1	1,401,357.87	1.39%	8.680	358	85.00	617
Total	1,035	100,756,446.45	100.00%	9.519	338	87.42	600

Current Gross Rate	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
5.500 - 5.999	2	400,604.37	0.40%	5.777	300	65.00	678
6.000 - 6.499	10	2,390,960.33	2.37%	6.361	350	78.64	643
6.500 - 6.999	27	5,708,403.71	5.67%	6.763	355	84.73	633
7.000 - 7.499	37	7,898,614.11	7.84%	7.276	356	83.31	622
7.500 - 7.999	49	9,923,223.52	9.85%	7.763	357	82.84	619
8.000 - 8.499	58	9,620,780.88	9.55%	8.263	354	85.45	601
8.500 - 8.999	79	14,751,242.75	14.64%	8.766	355	85.31	594
9.000 - 9.499	47	6,868,036.10	6.82%	9.238	349	86.53	578
9.500 - 9.999	69	7,727,087.74	7.67%	9.787	349	88.95	586
10.000 -10.499	64	5,752,710.38	5.71%	10.265	339	88.67	585
10.500 -10.999	85	5,179,606.92	5.14%	10.755	321	89.25	584
11.000 -11.499	60	3,758,838.00	3.73%	11.177	293	92.15	587
11.500 -11.999	97	5,191,404.99	5.15%	11.721	288	92.44	595
12.000 -12.499	90	4,011,511.52	3.98%	12.263	305	92.94	602
12.500 -12.999	116	5,449,396.10	5.41%	12.748	300	96.27	603
13.000 -13.499	60	2,581,851.61	2.56%	13.196	321	96.83	612
13.500 -13.999	49	1,858,870.41	1.84%	13.735	300	92.07	564
14.000 -14.499	13	794,024.92	0.79%	14.343	293	91.79	569
14.500 -14.999	14	525,221.03	0.52%	14.766	303	87.87	575
15.000 -15.499	6	260,406.81	0.26%	15.254	328	89.71	556
15.500 -15.999	3	103,650.25	0.10%	15.659	316	87.27	534
Total	1,035	100,756,446.45	100.00%	9.519	338	87.42	600

FICO	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
400-499	35	2,340,562.11	2.32%	12.055	280	85.29	477
500-524	62	3,997,333.85	3.97%	11.549	272	86.25	515
525-549	95	10,321,421.98	10.24%	10.059	340	89.18	537
550-574	150	17,616,502.94	17.48%	9.325	343	87.86	563
575-599	162	17,176,227.14	17.05%	9.227	345	85.93	587
600-624	168	20,222,669.18	20.07%	8.905	350	86.75	612
625-649	141	11,705,999.31	11.62%	10.020	328	88.87	636
650-674	108	9,645,747.83	9.57%	9.363	347	88.06	661
675-699	43	2,915,191.20	2.89%	10.273	331	92.07	687
700+	71	4,814,790.91	4.78%	8.418	333	84.66	741
Total	1,035	100,756,446.45	100.00%	9.519	338	87.42	600

Combined Original LTV	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
0.01- 49.99	9	548,774.56	0.54%	8.595	339	39.33	584
50.00- 54.99	4	705,932.06	0.70%	7.922	353	52.81	637
55.00- 59.99	4	705,476.87	0.70%	7.356	338	57.85	641
60.00- 64.99	6	668,883.60	0.66%	8.447	342	61.92	677
65.00- 69.99	8	1,494,910.88	1.48%	7.854	337	66.72	634
70.00- 74.99	21	1,716,409.80	1.70%	9.076	340	70.63	617
75.00- 79.99	33	5,119,666.40	5.08%	8.224	344	76.88	612
80.00	115	14,587,931.01	14.48%	9.073	336	80.00	602
80.01- 84.99	30	4,022,930.63	3.99%	8.640	345	82.05	612
85.00- 89.99	105	13,931,661.75	13.83%	9.098	337	86.20	590
90.00- 94.99	277	39,080,897.66	38.79%	9.157	343	90.76	580
95.00- 99.99	35	2,430,534.57	2.41%	10.393	339	96.21	613
100.00	388	15,742,436.66	15.62%	12.169	322	100.00	639
Total	1,035	100,756,446.45	100.00%	9.519	338	87.42	600

Original Term (months)	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
120	3	14,493.99	0.01%	13.936	39	95.00	537
180	90	4,788,213.18	4.75%	11.985	160	94.61	617
240	12	309,784.39	0.31%	11.329	188	91.76	621
360	930	95,643,954.89	94.93%	9.389	347	87.05	600
Total	1,035	100,756,446.45	100.00%	9.519	338	87.42	600

Stated Remaining Term (months)	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
1- 60	3	14,493.99	0.01%	13.936	39	95.00	537
61-120	21	1,055,880.70	1.05%	11.672	113	85.15	562
121-180	76	3,938,124.78	3.91%	12.019	173	96.86	634
181-240	5	103,992.09	0.10%	11.943	216	97.07	530
241-300	169	12,429,651.50	12.34%	11.036	285	84.29	564
301-360	761	83,214,303.39	82.59%	9.143	357	87.46	605
Total	1,035	100,756,446.45	100.00%	9.519	338	87.42	600

Debt Ratio	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
0.01 -20.00	26	2,417,034.16	2.40%	9.318	333	80.92	643
20.01 -25.00	28	2,668,933.03	2.65%	9.849	343	78.62	600
25.01 -30.00	46	3,299,517.34	3.27%	9.659	307	83.78	614
30.01 -35.00	90	7,193,819.77	7.14%	9.903	332	85.51	597
35.01 -40.00	150	15,185,074.15	15.07%	9.412	341	87.21	603
40.01 -45.00	232	21,678,814.04	21.52%	9.649	337	87.06	604
45.01 -50.00	305	32,413,553.87	32.17%	9.387	340	88.22	599
50.01 -55.00	140	14,659,004.87	14.55%	9.391	340	90.17	587
55.01 -60.00	18	1,240,695.22	1.23%	10.641	343	95.62	604
Total	1,035	100,756,446.45	100.00%	9.519	338	87.42	600

FRM/ARM	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
ARM	347	61,154,369.87	60.70%	8.628	354	85.34	596
Fixed Rate	688	39,602,076.58	39.30%	10.895	312	90.64	607
Total	1,035	100,756,446.45	100.00%	9.519	338	87.42	600

Product	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
2/28 6 MO LIBOR	194	22,504,716.19	22.34%	9.362	348	85.92	581
2/28 6 MO LIBOR 40/30 Balloon	106	29,710,722.84	29.49%	8.063	359	84.59	608
2/28 6 MO LIBOR IO	6	1,812,373.64	1.80%	8.015	359	87.15	629
3/27 6 MO LIBOR	28	3,998,663.39	3.97%	8.929	358	86.31	577
3/27 6 MO LIBOR 40/30 Balloon	8	2,679,727.51	2.66%	8.524	358	86.09	610
6 MO LIBOR	5	448,166.30	0.44%	9.680	279	85.19	551
Fixed Rate	605	33,227,341.03	32.98%	10.915	329	90.64	606
Fixed Rate 30/15 Balloon	71	4,318,146.65	4.29%	12.101	161	95.46	615
Fixed Rate 40/30 Balloon	12	2,056,588.90	2.04%	8.054	359	80.54	597
Total	1,035	100,756,446.45	100.00%	9.519	338	87.42	600

Interest Only	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
Interest Only	6	1,812,373.64	1.80%	8.015	359	87.15	629
Not Interest Only	1,029	98,944,072.81	98.20%	9.547	337	87.43	600
Total	1,035	100,756,446.45	100.00%	9.519	338	87.42	600

Prepayment Penalty Original Term (months)	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
Prepay Penalty: 0 months	533	37,845,374.49	37.56%	10.271	341	88.52	606
Prepay Penalty: 12 months	37	5,073,059.11	5.03%	9.442	332	88.53	601
Prepay Penalty: 24 months	177	28,824,794.88	28.61%	8.672	347	87.15	602
Prepay Penalty: 36 months	185	22,526,222.18	22.36%	9.127	342	87.16	596
Prepay Penalty: 60 months	103	6,486,995.79	6.44%	10.325	265	82.34	575
Total	1,035	100,756,446.45	100.00%	9.519	338	87.42	600

Lien	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
First Lien	618	83,938,593.38	83.31%	8.991	341	85.00	593
Second Lien	417	16,817,853.07	16.69%	12.159	321	99.51	639
Total	1,035	100,756,446.45	100.00%	9.519	338	87.42	600

Documentation Type	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
Full Documentation	784	73,147,417.57	72.60%	9.446	336	87.96	588
Limited Documentation	31	3,065,129.43	3.04%	10.350	334	85.72	598
No Income Verification	220	24,543,899.45	24.36%	9.634	344	86.04	638
Total	1,035	100,756,446.45	100.00%	9.519	338	87.42	600

Loan Purpose	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
Purchase	1,035	100,756,446.45	100.00%	9.519	338	87.42	600
Total	1,035	100,756,446.45	100.00%	9.519	338	87.42	600

Property Type	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
Condominium	61	5,588,518.96	5.55%	9.920	344	86.85	621
Manufactured Housing	4	185,046.56	0.18%	11.476	301	79.87	600
PUD	299	36,069,256.30	35.80%	9.254	342	88.66	597
Single Family	648	56,905,392.96	56.48%	9.637	335	86.66	601
Townhouse	17	1,739,097.18	1.73%	9.309	337	89.40	596
Two-Four Family	6	269,134.49	0.27%	11.820	267	87.19	583
Total	1,035	100,756,446.45	100.00%	9.519	338	87.42	600

Occupancy Status	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
Investor	16	1,052,069.47	1.04%	10.314	341	80.30	645
Primary	1,006	98,144,033.73	97.41%	9.509	337	87.75	599
Second Home	13	1,560,343.25	1.55%	9.660	355	71.64	641
Total	1,035	100,756,446.45	100.00%	9.519	338	87.42	600

State	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
Arizona	51	8,304,520.05	8.24%	8.699	354	84.47	609
Arkansas	8	395,296.58	0.39%	10.082	336	88.05	578
California	70	12,337,093.30	12.24%	8.967	337	87.04	630
Colorado	22	2,699,766.75	2.68%	8.531	351	88.78	621
Connecticut	8	1,369,587.87	1.36%	9.645	317	77.74	574
Delaware	1	52,499.03	0.05%	9.990	300	90.71	589
Florida	109	14,600,730.30	14.49%	8.946	346	87.08	612
Georgia	43	2,908,815.50	2.89%	10.571	343	89.98	624
Idaho	1	71,365.00	0.07%	9.700	360	35.00	559
Illinois	28	2,202,065.66	2.19%	10.445	332	91.02	586
Indiana	25	2,116,031.65	2.10%	10.062	337	88.83	559
Iowa	2	14,169.04	0.01%	11.561	359	100.00	656
Kansas	6	572,309.20	0.57%	11.806	224	91.32	608
Kentucky	10	612,265.32	0.61%	9.786	350	87.23	577
Louisiana	6	384,558.13	0.38%	9.838	319	87.75	573
Maine	1	5,988.01	0.01%	11.325	359	100.00	644
Maryland	7	921,607.48	0.91%	9.801	348	81.24	632
Massachusetts	6	670,712.75	0.67%	9.470	349	85.79	620
Michigan	21	1,532,529.51	1.52%	10.097	330	89.10	598
Minnesota	10	471,057.69	0.47%	9.334	311	87.15	616
Mississippi	13	751,582.03	0.75%	11.672	296	83.17	576
Missouri	23	1,242,075.24	1.23%	10.768	319	87.20	582
Montana	1	59,855.60	0.06%	7.850	358	73.17	618
Nebraska	3	167,077.55	0.17%	12.387	274	85.79	540
Nevada	14	3,513,028.57	3.49%	8.667	355	88.55	612
New Hampshire	2	276,900.44	0.27%	8.634	359	77.99	654
New Jersey	6	814,057.18	0.81%	10.211	359	93.71	589
New Mexico	8	722,036.25	0.72%	9.558	348	88.61	608
New York	24	1,292,764.75	1.28%	10.929	306	87.98	572
North Carolina	34	2,353,095.45	2.34%	10.186	339	87.26	612
Ohio	44	2,686,338.45	2.67%	9.650	326	86.86	584
Oklahoma	17	541,602.37	0.54%	11.041	314	89.12	578
Oregon	1	30,987.29	0.03%	13.510	358	100.00	617
Pennsylvania	45	2,765,334.97	2.74%	9.845	299	81.79	591
South Carolina	18	1,598,203.99	1.59%	10.205	346	87.44	603
South Dakota	1	63,225.95	0.06%	10.310	359	90.49	540
Tennessee	38	2,502,751.46	2.48%	10.215	309	90.98	593
Texas	243	18,107,102.00	17.97%	10.043	336	89.17	577
Utah	9	651,403.49	0.65%	8.995	350	84.43	661
Vermont	4	333,838.87	0.33%	9.190	359	89.30	584
Virginia	25	4,578,653.43	4.54%	9.059	354	85.67	593
Washington	21	2,812,322.48	2.79%	9.132	329	91.95	591
West Virginia	3	275,364.26	0.27%	9.827	337	87.93	566
Wisconsin	3	373,875.56	0.37%	9.629	351	85.44	552
Total	1,035	100,756,446.45	100.00%	9.519	338	87.42	600

Gross Margin	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
3.000 - 3.499	1	60,840.60	0.10%	8.900	292	80.00	512
3.500 - 3.999	2	264,505.44	0.43%	8.366	288	80.00	527
4.000 - 4.499	6	1,133,481.75	1.85%	6.514	360	79.31	691
4.500 - 4.999	19	4,939,887.74	8.08%	6.904	357	85.63	620
5.000 - 5.499	27	4,925,961.53	8.05%	7.316	352	85.78	605
5.500 - 5.999	34	6,792,764.66	11.11%	7.883	353	84.59	612
6.000 - 6.499	49	10,194,231.64	16.67%	8.239	354	84.64	597
6.500 - 6.999	51	8,796,592.50	14.38%	8.637	355	85.03	598
7.000 - 7.499	49	9,966,877.30	16.30%	9.031	356	85.94	589
7.500 - 7.999	49	7,159,965.91	11.71%	9.585	358	86.96	568
8.000 - 8.499	30	4,418,199.73	7.22%	10.142	357	87.86	596
8.500 - 8.999	13	1,120,175.41	1.83%	11.006	352	85.34	575
9.000 - 9.499	10	847,857.38	1.39%	12.159	331	75.98	555
9.500 - 9.999	1	115,166.10	0.19%	14.375	301	84.23	521
10.000 -10.499	4	266,841.52	0.44%	14.231	316	85.44	558
10.500 -10.999	2	151,020.66	0.25%	15.409	302	80.00	501
Total	347	61,154,369.87	100.00%	8.628	354	85.34	596

Minimum Interest Rate	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
6.000 - 6.499	7	1,972,436.99	3.23%	6.422	358	81.67	625
6.500 - 6.999	21	5,211,708.63	8.52%	6.756	359	85.34	622
7.000 - 7.499	24	5,594,499.80	9.15%	7.303	358	85.46	623
7.500 - 7.999	37	8,504,791.71	13.91%	7.768	358	82.98	614
8.000 - 8.499	45	8,454,639.23	13.83%	8.359	355	85.45	593
8.500 - 8.999	67	12,947,181.24	21.17%	8.833	356	85.73	596
9.000 - 9.499	36	6,030,710.73	9.86%	9.356	355	86.73	574
9.500 - 9.999	41	5,826,566.78	9.53%	10.000	355	87.22	576
10.000 -10.499	25	2,969,435.70	4.86%	10.238	350	85.96	573
10.500 -10.999	21	1,874,842.30	3.07%	11.281	330	86.35	581
11.000 -11.499	8	767,258.72	1.25%	11.798	331	84.56	537
11.500 -11.999	7	556,012.44	0.91%	11.500	292	82.78	520
12.000 -12.499	3	159,414.89	0.26%	13.340	294	85.86	537
12.500 -12.999	3	178,282.40	0.29%	14.374	296	82.96	514
13.000 -13.499	1	60,000.00	0.10%	13.020	360	86.96	603
14.000 -14.499	1	46,588.31	0.08%	14.125	265	80.00	557
Total	347	61,154,369.87	100.00%	8.628	354	85.34	596

Maximum Interest Rate	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
13.000 -13.499	7	1,972,436.99	3.23%	6.422	358	81.67	625
13.500 -13.999	21	5,211,708.63	8.52%	6.756	359	85.34	622
14.000 -14.499	24	5,594,499.80	9.15%	7.303	358	85.46	623
14.500 -14.999	37	8,504,791.71	13.91%	7.768	358	82.98	614
15.000 -15.499	45	8,454,639.23	13.83%	8.359	355	85.45	593
15.500 -15.999	67	12,947,181.24	21.17%	8.833	356	85.73	596
16.000 -16.499	36	6,030,710.73	9.86%	9.356	355	86.73	574
16.500 -16.999	41	5,826,566.78	9.53%	10.000	355	87.22	576
17.000 -17.499	25	2,969,435.70	4.86%	10.238	350	85.96	573
17.500 -17.999	21	1,874,842.30	3.07%	11.281	330	86.35	581
18.000 -18.499	8	767,258.72	1.25%	11.798	331	84.56	537
18.500 -18.999	7	556,012.44	0.91%	11.500	292	82.78	520
19.000 -19.499	3	159,414.89	0.26%	13.340	294	85.86	537
19.500 -19.999	3	178,282.40	0.29%	14.374	296	82.96	514
20.000 -20.499	1	60,000.00	0.10%	13.020	360	86.96	603
21.000+	1	46,588.31	0.08%	14.125	265	80.00	557
Total	347	61,154,369.87	100.00%	8.628	354	85.34	596

Initial Periodic Rate Cap	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
1.000	5	448,166.30	0.73%	9.680	279	85.19	551
2.000	49	3,674,012.99	6.01%	11.864	297	84.56	529
3.000	293	57,032,190.58	93.26%	8.412	358	85.39	601
Total	347	61,154,369.87	100.00%	8.628	354	85.34	596

Subsequent Periodic Rate Cap	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
1.000	56	4,299,751.80	7.03%	11.574	297	84.56	533
1.500	291	56,854,618.07	92.97%	8.406	359	85.40	601
Total	347	61,154,369.87	100.00%	8.628	354	85.34	596

Next Rate Change Date	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
08/15/06	5	298,305.16	0.49%	11.790	277	87.75	537
09/01/06	9	599,551.51	0.98%	13.344	294	84.52	520
09/15/06	4	526,542.10	0.86%	10.825	288	81.81	499
10/01/06	3	134,680.58	0.22%	11.049	272	83.41	647
10/15/06	1	48,989.84	0.08%	8.875	267	80.00	486
11/01/06	1	79,666.28	0.13%	12.375	267	90.00	513
12/01/06	3	356,709.89	0.58%	9.098	292	83.81	521
12/15/06	4	261,915.76	0.43%	14.205	305	86.83	528
01/01/07	9	657,032.63	1.07%	10.904	292	82.72	525
01/02/07	1	42,129.85	0.07%	14.250	300	80.00	562
01/15/07	5	398,067.48	0.65%	12.172	289	87.60	564
02/01/07	8	494,308.90	0.81%	12.522	298	83.31	530
02/01/08	1	38,303.26	0.06%	8.150	354	90.00	571
03/15/08	1	356,876.91	0.58%	7.410	356	80.00	540
04/01/08	4	654,796.61	1.07%	10.557	356	73.90	605
04/15/08	9	956,914.46	1.56%	9.168	357	85.72	622
05/01/08	35	5,477,002.31	8.96%	8.400	357	84.21	585
05/05/08	1	56,192.07	0.09%	9.300	358	90.00	589
05/15/08	13	1,704,391.06	2.79%	8.613	358	85.38	593
06/01/08	57	13,775,797.63	22.53%	8.142	358	83.14	611
06/15/08	18	3,093,297.41	5.06%	8.133	359	86.44	614
07/01/08	77	16,185,704.67	26.47%	8.417	359	87.02	589
07/15/08	7	1,048,209.10	1.71%	9.491	360	87.16	592
08/01/08	36	7,282,814.49	11.91%	8.318	360	86.84	625
04/01/09	1	125,351.52	0.20%	8.990	356	80.00	612
05/01/09	10	1,757,826.99	2.87%	8.557	357	84.81	580
05/15/09	1	141,060.21	0.23%	9.160	358	90.00	564
06/01/09	5	1,782,745.37	2.92%	8.574	358	85.54	608
06/15/09	1	62,974.80	0.10%	10.470	359	90.00	528
07/01/09	9	1,483,489.02	2.43%	8.288	359	86.30	602
07/15/09	1	207,000.00	0.34%	10.380	360	90.00	533
08/01/09	7	1,065,722.00	1.74%	9.370	360	88.67	585
Total	347	61,154,369.87	100.00%	8.628	354	85.34	596

Arrearage	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
0.00	835	87,189,192.04	86.53%	9.208	348	87.68	610
0.01 - 1,000.00	58	2,899,820.88	2.88%	11.048	281	84.63	553
1,000.01 - 2,000.00	25	1,023,359.70	1.02%	11.386	231	86.43	537
2,000.01 - 3,000.00	23	1,381,891.15	1.37%	11.530	272	84.67	551
3,000.01 - 4,000.00	14	830,382.79	0.82%	12.348	286	87.01	540
4,000.01 - 5,000.00	12	766,179.17	0.76%	11.416	276	86.43	552
5,000.01 - 6,000.00	9	627,804.43	0.62%	12.049	285	83.50	536
6,000.01 - 7,000.00	4	320,403.80	0.32%	9.442	292	80.69	528
7,000.01 - 8,000.00	6	531,052.45	0.53%	11.546	272	89.24	524
8,000.01 - 9,000.00	3	235,955.92	0.23%	11.646	287	84.37	544
9,000.01 - 10,000.00	11	956,364.53	0.95%	11.570	278	88.31	543
10,000.01 - 11,000.00	2	110,906.91	0.11%	12.978	291	87.13	530
11,000.01 - 12,000.00	4	540,913.40	0.54%	12.278	194	86.73	597
12,000.01 - 13,000.00	2	176,973.68	0.18%	12.672	280	90.00	509
14,000.01 - 15,000.00	4	287,671.42	0.29%	13.950	293	82.87	516
15,000.01 - 16,000.00	1	113,428.98	0.11%	10.500	293	90.00	515
16,000.01 - 17,000.00	3	204,639.73	0.20%	11.846	259	80.71	523
17,000.01 - 18,000.00	1	111,737.37	0.11%	13.500	291	85.00	486
18,000.01 - 19,000.00	3	343,928.48	0.34%	12.511	289	86.07	513
19,000.01 - 20,000.00	2	217,286.64	0.22%	9.982	173	82.20	555
20,000.01+	13	1,886,552.98	1.87%	11.249	279	87.26	525
Total	1,035	100,756,446.45	100.00%	9.519	338	87.42	600

Bankruptcy	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
Bankruptcy	36	2,340,171.19	2.32%	11.693	268	85.84	539
Not Bankruptcy	999	98,416,275.26	97.68%	9.468	339	87.46	602
Total	1,035	100,756,446.45	100.00%	9.519	338	87.42	600

Section 32	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
Not Section 32	1,035	100,756,446.45	100.00%	9.519	338	87.42	600
Total	1,035	100,756,446.45	100.00%	9.519	338	87.42	600